Exhibit 3.3

BY-LAWS

OF

METASTORM, INC.

ARTICLE I
STOCKHOLDERS

Section 1.1.            Annual Meeting.  The annual meeting of the Stockholders of the Corporation shall be held each year during the third month after the close of the Corporation’s fiscal year, on a day to be duly designated by the Board of Directors, for the purpose of electing Directors and for the transaction of any other corporate business that may come before the meeting.

Section 1.2.            Special Meetings.  A special meeting of the Stockholders may be called, at any time and for any purpose or purposes, by the President, by a Vice President, or by a majority of the Board of Directors.  A special meeting of the Stockholders shall be called forthwith by the President, by a Vice President, by the Secretary, or by any Director of the Corporation (i) upon the written request of any Stockholder in accordance with Section 2.4.D of these By-Laws, or (ii) at any time, upon the written request of the Stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at the meeting.  However, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding twelve (12) months, unless requested by the Stockholders entitled to cast a majority of all votes entitled to be cast at the meeting.  Whenever a special meeting is called by written request of the Stockholders, the request shall state the purpose or purposes of the meeting.  Business transacted at any special meeting of Stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 1.3.            Place of Holding Meetings.  All meetings of Stockholders shall be held at the principal office of the Corporation, or elsewhere in the United States as may be designated by the Board of Directors.

Section 1.4.            Notice of Meetings.  Written notice of each meeting of the Stockholders shall be given to each Stockholder in accordance with Section 7.2 of these By-Laws, at least ten (10) days and not more than ninety (90) days before the meeting.  The notice shall state the place, day, and hour at which the meeting is to be held; in the case of a special meeting, the notice also shall state briefly the purpose or purposes of that special meeting.

Section 1.5.            Quorum.  Except as otherwise specifically provided by law, by the Charter of the Corporation, or by these By-Laws, at each meeting of the Stockholders, the presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting constitutes a quorum.  If less than a quorum is in attendance at the time for which the meeting has been called, the meeting may be adjourned from time to time by a majority vote of the Stockholders present in person or by proxy, without any notice other than by announcement at the meeting, until a quorum is in attendance.  At any adjourned meeting at which a quorum is in attendance, any business may be transacted that might have been transacted if the meeting had been held as originally called.

Section 1.6.            Conduct of Meetings.  Each meeting of the Stockholders shall be presided over by a chairman.  The chairman shall be the President of the Corporation or, if the President is not present, a Vice President, or, if none of these Officers is present, a person to be elected at the meeting.  The Secretary of the Corporation or, if the Secretary is not present, any Assistant Secretary shall act as secretary of the meeting; in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

Section 1.7.               Voting.

A.                                   At each meeting of the Stockholders, every Stockholder entitled to vote at the meeting has one (1) vote for each share of stock standing in his or her name on the books of the Corporation on the date established for the determination of Stockholders entitled to vote at that meeting.  This vote may be cast by the Stockholder either in person or by written proxy signed by the Stockholder or by the Stockholder’s duly authorized attorney in fact.  Unless the written proxy expressly provides for a longer period, it shall bear a date not more than eleven (11) months prior to the meeting.  The written proxy shall be dated, but need not be sealed, witnessed, or acknowledged.

B.                                     Except as otherwise specifically provided by law, by the Charter of the Corporation, or by these By-Laws, all elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting.  If the chairman of the meeting so determines, a vote by ballot may be taken upon any election or matter.  A vote by ballot shall be taken upon the request of the Stockholders entitled to cast at least ten percent (10%) of all the votes entitled to be cast on the election or matter.  The chairman of the meeting may appoint one or more tellers of election.  In that event, the proxies and ballots shall be held by the tellers, and all questions as to the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the tellers.  If no teller is appointed, these duties shall be performed by the chairman of the meeting.

C.                                     Unless the Charter of the Corporation provides otherwise, whenever two or more classes of stock are entitled to vote on any matter, each class shall vote separately, as a class.

D.                                    Notwithstanding the other provisions of this Section, if the Charter of the Corporation provides for cumulative voting for the election of Directors, each Stockholder is entitled to cast as many votes as equals the number of that Stockholder’s shares of stock multiplied by the number of Directors to be so elected, and each

Stockholder is entitled to cast all of those votes for a single nominee or distribute those votes among any two or more nominees, as the Stockholder sees fit.

Section 1.8.            Informal Action by Stockholders.  Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting pursuant to the provisions of Section 2-505 of the Corporations and Associations Article of the Maryland Code, as from time to time amended.

ARTICLE II
BOARD OF DIRECTORS

Section 2.1.            General Powers.  The property and business of the Corporation shall be managed under the direction of the Board of Directors of the Corporation.

Section 2.2.            Number and Term of Office.  The number of Directors shall be that number set forth in the Charter of the Corporation, or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors.  However, the number of Directors may not be less than either the minimum required by law or the minimum, if any, required by the Charter of the Corporation.  Directors need not be Stockholders.  Except as otherwise provided in these By-Laws, the Directors shall be elected each year at the annual meeting of the Stockholders, and each Director shall serve until his or her successor is duly elected and qualifies.

Section 2.3.               Removal of Directors.

A.                                   Except as otherwise provided in this Section and unless the Charter of the Corporation provides otherwise, the Stockholders may remove any Director from office, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of Directors.

B.                                     Unless the Charter of the Corporation provides otherwise, (i) if the Stockholders of any class or series are entitled separately to elect one or more Directors, a Director elected by a class or series may not be removed without cause except by the affirmative vote of a majority of all the votes of that class or series, and (ii) if the Charter of the Corporation provides for cumulative voting for the election of Directors and less than the entire Board of Directors is to be removed, a Director may not be removed without cause if the votes cast against the removal of that Director would be sufficient to elect that Director if then cumulatively voted at an election of the entire Board of Directors or, if there is more than one class of Directors, at an election of the class of Directors of which that Director is a member.

Section 2.4.               Filling of Vacancies.

A.                                   Unless the Charter of the Corporation provides otherwise, if a vacancy in the Board of Directors results from the removal of a Director, the Stockholders may elect a successor to fill that vacancy.  However, if the Stockholders of any class or series are entitled separately to elect one or more Directors, the Stockholders of that class or series may elect a successor to fill any vacancy that results from the removal of a Director elected by that class or series.

B.                                     Except as otherwise provided in this Section and unless the Charter of the Corporation provides otherwise, (i) if a vacancy in the Board of Directors results from an increase in accordance with these By-Laws of the number of Directors, a majority of the entire Board of Directors may elect the person to fill that vacancy, and (ii) if a vacancy in the Board of Directors results from any other cause whether by reason of a Director’s death, resignation, disqualification, or otherwise a majority of the remaining Directors, whether or not sufficient to constitute a quorum, may elect a successor to fill that vacancy.  However, if the Stockholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series, or the sole remaining Director elected by that class or series, may fill any vacancy among the number of Directors elected by that class or series.

C.                                     A Director elected to fill a vacancy shall serve until the next annual meeting of the Stockholders and, thereafter, until his or her successor is duly elected and qualifies.

D.                                    Notwithstanding the other provisions of this Section, if a vacancy in the Board of Directors occurs at a time when the Charter of the Corporation provides for cumulative voting for the election of Directors, any Stockholder entitled to vote a sufficient number of shares on a cumulative basis to elect at least one Director has the right to request that a special meeting of Stockholders be called for the purpose of electing an entirely new Board of Directors.  That request shall be in writing, directed to the President, and sent within sixty (60) days after the occurrence of the vacancy.  Forthwith upon receipt of the request, the President shall call for a special meeting of the Stockholders, in accordance with Section 1.2 of these By-Laws, at which meeting an election of a new Board of Directors shall be held in accordance with the Charter of the Corporation and these By-Laws.  Upon completion of that election, the terms of all Directors theretofore comprising the Board of Directors shall expire.

Section 2.5.            Annual and Regular Meetings.  The annual meeting of the Board of Directors shall be held immediately following the annual Stockholders’ meeting at which a Board of Directors is elected.  Regular meetings of the Board of Directors may be held, without notice, at such time and place as determined from time to time by resolution of the Board.  However, notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each Director at least ten (10) days before the first meeting held pursuant to that resolution.  Any business may be transacted at the annual meeting and at any regular meeting of the Board.

Section 2.6.            Special Meetings.  A special meeting of the Board of Directors may be called, at any time and for any purpose or purposes, by the President or by a Vice President.  A special meeting of the Board of Directors shall be called forthwith by the President or by the Secretary upon the written request of a majority of the Board of Directors.  Written notice of each special meeting of the Board of Directors shall be given to each Director by mailing that notice, in accordance with Section 7.2 of these By-Laws, at least three (3) days before the meeting, or by telegraphing or hand-delivering that notice at least one (1) day before the meeting.  Any business may be transacted at any special meeting of the Board.  Any Director may, in writing, waive notice of the time, place, and purposes of any special meeting.  Any meeting of the Board of Directors whether an annual, regular, or special meeting may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of the reconvened meeting other than by announcement at the adjourned meeting.

Section 2.7.            Place of Meeting and Offices.  The Board of Directors may hold its meetings, have one or more offices, and keep the books of the Corporation at such place or places, either within or without the State of Maryland, as determined from time to time by resolution of the Board of Directors or by written consent of all of the Directors.  Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and such participation in a meeting shall, be deemed to constitute presence in person at such meeting.

Section 2.8.            Quorum.  At each meeting of the Board of Directors, a majority of the entire Board of Directors constitutes a quorum for the transaction of business.  If less than a quorum is present at any meeting, a majority of those present may adjourn the meeting from time to time.  Except as otherwise specifically provided by law, by the Charter of the Corporation, or by these By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum constitutes the act of the Board of Directors.

Section 2.9.            Compensation of Directors.  Directors shall not receive any stated salary for their services as such.  However, each Director is entitled to receive from the Corporation reimbursement of the expenses incurred by the Director in attending any annual, regular, or special meeting of the Board or of a committee of the Board.  In addition, by resolution of the Board of Directors, a fixed sum may also be allowed for attendance at each annual, regular, or special meeting of the Board or of a committee of the Board.  Reimbursement and compensation to a Director for attending a meeting shall be payable even if the meeting was adjourned because of the absence of a quorum.  Nothing contained in this Section shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation for that service.

Section 2.10.          Executive Committee.  By resolution of a majority of the entire Board of Directors, the Board may appoint an executive committee consisting of two or more Directors.  The executive committee may exercise all of the powers and authority of the Board of Directors between meetings of the Board, except the power or authority to declare dividends or distributions on stock, to issue stock, to recommend to the Stockholders any action requiring Stockholder approval, to alter or amend these By-Laws, to approve any merger or share exchange not requiring Stockholder approval, or to fill vacancies in the Board of Directors or in the executive committee’s own membership.

Vacancies in the executive committee shall be filled by the Board of Directors.  The executive committee shall meet at stated times or on notice to all of its members by any one of its members.  It shall fix its own rules of procedure.  Unanimous vote or consent shall be necessary in every case.  The executive committee shall keep regular minutes of its proceedings and report those proceedings to the Board of Directors.  Without limiting the generality of the foregoing, the executive committee is specifically authorized to execute customary banking resolutions for corporate accounts and for borrowing.

Section 2.11.          Additional Committees.  By resolution of a majority of the entire Board of Directors, the Board may designate one or more additional committees, each committee to consist of two or more Directors.  To the extent provided in the resolution, each committee may exercise all of the powers and authority of the Board of Directors, except the power or authority to declare dividends or distributions on stock, to issue stock, to recommend to the Stockholders any action requiring Stockholder approval, to alter or amend these By-Laws, to approve any merger or share exchange not requiring Stockholder approval, or to fill vacancies in the Board of Directors or in the committee’s own membership.  Vacancies in a committee shall be filled by the Board of Directors.  Each committee shall have the name designated from time to time by resolution of the Board of Directors.

Section 2.12.          Informal Action by Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting pursuant to the provisions of Section 2-408 of the Corporations and Associations Article of the Maryland Code, as from time to time amended.

ARTICLE III
OFFICERS

Section 3.1.            Election, Tenure, and Compensation.  The Officers of the Corporation shall be a President, a Secretary, and a Treasurer.  The Corporation shall have such other Officers e.g., one or more Vice Presidents and one or more Assistant Secretaries or Assistant Treasurers as the Board of Directors from time to time considers necessary for the proper conduct of the business of the Corporation.  The Officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board.  The President shall be a Director; the other Officers may, but need not be, Directors.  Any two or more offices, except those of President and Vice President, may be held by the same person; however, no Officer may execute, acknowledge, or verify any instrument in more than one capacity if that instrument is required by law or by these By-Laws to be executed, acknowledged, or verified by two or more Officers.  The compensation or salary paid all Officers of the Corporation may be fixed by resolutions of the Board of Directors.  Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all Officers, agents, and employees of the Corporation are subject to removal at any time by the Board of Directors and shall hold office at the discretion of the Board of Directors or of the Officers appointing them.

Section 3.2.            Powers and Duties of the President.  The President shall be the Chief Executive Officer of the Corporation and shall have general charge and control of all its business affairs and properties.  The President shall preside at all meetings of the Stockholders.  The President may be a member of the Board of Directors and, if a member, shall preside at all meetings of the Board of Directors unless the Board of Directors, by a majority vote of a quorum of the Board, elects a Chairman other than the President to preside at meetings of the Board of Directors.  The President may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation.  The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.  The President shall be ex-officio a voting member of all standing committees.  The President shall perform such other duties as from time to time are assigned to the President by the Board of Directors.

Section 3.3.            Powers and Duties of the Vice President.  The Board of Directors may appoint one or more Vice Presidents.  Each Vice President (except as otherwise provided by resolution of the Board of Directors) shall have the power to sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation.  Each Vice President shall have such other powers and shall perform such other duties as from to time are assigned to that Vice President by the Board of Directors or by the President.  In case of the absence or disability of the President, the duties of that office shall be performed by a Vice President; the taking of any action by any Vice President in place of the President shall be conclusive evidence of the absence or disability of the President.

Section 3.4.            Secretary.  The Secretary shall give, or cause to be given, notice of all meetings of Stockholders and Directors and all other notices required by law or by these By-Laws.  The Secretary shall record all of the proceedings of the meetings of the Stockholders and of the Directors in books provided for that purpose and shall perform such other duties as from time to time are assigned to the Secretary by the Board of Directors or the President.  The Secretary shall attest to or witness all instruments executed by or on behalf of the Corporation requiring same.  In general, the Secretary shall perform all the duties generally incident to the office of secretary of a corporation, subject to the control of the Board of Directors and the President.

Section 3.5.            Treasurer.  The Treasurer shall have custody of all the funds and securities of the Corporation and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  The Treasurer shall deposit all of the Corporation’s money and other valuables in the name and to the credit of the Corporation in such depository or depositories as from time to time designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for those disbursements.  The Treasurer shall render to the President and the Board of Directors, whenever either of them so requests, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation  If required by the Board of Directors, the Treasurer shall give the Corporation a bond, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property belonging to the Corporation, of whatever kind, in his or her possession or under his or her control. In general, the Treasurer shall perform all the duties generally incident to the office of treasurer of a corporation, subject to the control of the Board of Directors and the President.

Section 3.6.            Assistant Secretary.  The Board of Directors or the President may appoint one or more Assistant Secretaries.  Each Assistant Secretary (except as otherwise provided by resolution of the Board of Directors) shall have the power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as from time to time are assigned to that Assistant Secretary by the Board of Directors or the President.  In case of the absence or disability of the Secretary, the duties of that office shall be performed by an Assistant Secretary; the taking of any action by any Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

Section 3.7.            Assistant Treasurer.  The Board of Directors may appoint one or more Assistant Treasurers.  Each Assistant Treasurer (except as otherwise provided by resolution of the Board of Directors) shall have the power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as from time to time are assigned to that Assistant Treasurer by the Board of Directors or the President.  In case of the absence or disability of the Treasurer, the duties of that office shall be performed by an Assistant Treasurer; the taking of any action by any Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

Section 3.8.            Subordinate Officers.  The Corporation may have such subordinate officers as the Board of Directors from time to time deems advisable.  Each subordinate officer shall hold office for such period and shall perform such duties as from time to time are prescribed by the Board of Directors, the President, or the committee or officer designated pursuant to this Article.

ARTICLE IV
CAPITAL STOCK AND OTHER SECURITIES

Section 4.1.            Issue of Certificates of Stock.  The certificates for shares of the capital stock of the Corporation shall be of such form, not inconsistent with the Charter of the Corporation, as has been approved by the Board of Directors.  All certificates shall be signed by the President or by a Vice President and countersigned by the Secretary or by an Assistant Secretary.  Any signature or countersignature may be either manual or facsimile signature.  All certificates for each class of stock shall be consecutively numbered.  The name and address of the person owning the shares issued shall be entered in the Corporation’s books.

Section 4.2.            Transfer of Shares.  Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of those shares, in person or by his or her attorney in fact, and only upon surrender and cancellation of certificates for a like number of shares.  All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates representing the same number of shares may be issued until the former certificate or certificates for the same number of shares have been so surrendered and canceled.

Section 4.3.            Registered Stockholders.  The Corporation is entitled to treat the holder of record of any shares of stock as the holder in fact of those shares.  Accordingly, the Corporation is not bound to recognize any equitable or other claim to, or interest in, those shares in the name of any other person, whether or not the Corporation has had express or other notice of that claim or interest, except as expressly provided by the laws of the State of Maryland.

Section 4.4.            Record Date and Closing of Transfer Books.  The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to Stockholders, including which Stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights.  The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken.  The transfer books may not be closed for a period longer than twenty (20) days.  In the case of a meeting of Stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

Section 4.5.            Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate that is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed.  In its discretion and as a condition precedent to the issuance of a new certificate, the Board of Directors may require the owner of the certificate or the owner’s legal representative to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim that may arise by reason of the issuance of a new certificate.

Section 4.6.            Restrictions on Transfer.  Notwithstanding any other provision of these By-Laws to the contrary, no securities issued by the Corporation may be transferred unless (i) those securities are registered with the Securities and Exchange Commission and with the Division of Securities for the State of Maryland, or other jurisdiction, as appropriate, or (ii) the Corporation has received an opinion of counsel for the transferor or transferee, acceptable to counsel for the Corporation, that the transfer would not violate applicable state and federal securities laws, provided, however, that the restrictions set forth in clauses (i) and (ii), above, shall be deemed waived as to a specific transfer of securities in the event the Corporation transfers such securities on its books without having received either evidence of such registration or such opinion of counsel.

ARTICLE V
BANK ACCOUNTS AND LOANS

Section 5.1.               Bank Accounts.

A.                                   Such Officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such financial institutions as from time to time have been designated by the Board of Directors.  Such Officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority to withdraw any or all of the funds of the Corporation so deposited in a financial institution, upon checks, drafts, or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of the Corporation, and made or signed by those designated Officers or agents.

B.                                     From time to time the Corporation shall certify to each financial institution in which funds of the Corporation are deposited, the signatures of the Officers or agents of the Corporation authorized to draw against those funds.  Each financial institution with which funds of the Corporation are deposited is authorized to accept, honor, cash, and pay, without limit as to amount, all checks, drafts, or other instruments or orders for the payment of money, when drawn, made, or signed by Officers or agents so designated by the Board of Directors, until the financial institution has received written notice that the Board of Directors has revoked the authority of those Officers or agents.

C.                                     If the Board of Directors fails to designate the persons by whom checks, drafts, and other instruments or orders for the payment of money may be signed, as provided in this Section, all checks, drafts, and other instruments or orders for the payment of money shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or by an Assistant Secretary or Assistant Treasurer of the Corporation.

Section 5.2.               Loans.

A.                                   Such Officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority (i) to effect loans, advances, or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms, or persons, in such amounts and subject to such terms and conditions, as the Board of Directors from time to time has designated; and (ii) as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable, and other commercial paper and evidences of debt or other securities, or any rights or interests at any time held by the Corporation; and (iii) in connection with any loans, advances, or other forms of credit so authorized, to make, execute, and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances, or written obligations of the

Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those Officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms, or persons making those loans, advances, or other forms of credit, any and all commercial paper, bills, accounts receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation, and, to that end, to endorse, transfer, and deliver the same.

B.                                     From time to time the Corporation shall certify to each bank, trust company, institution, corporation, firm, or person so designated, the signatures of the Officers or agents so authorized.  Each bank, trust company, institution, corporation, firm, or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those Officers or agents.

ARTICLE VI
INDEMNIFICATION

Section 6.1.            Indemnification to Extent Permitted by Law.  The Corporation shall indemnify to the full extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or is or was serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, or other deferred compensation plan, or under any employee welfare benefit plan of the Corporation.

Section 6.2.            Payment of Expenses in Advance of Final Disposition of Action.  Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of that action, suit, or proceeding, on the conditions and to the extent permitted by law.

Section 6.3.            Non-Exclusive Right to Indemnity Inures to Benefit of Heirs and Personal Representatives.  The rights of indemnification set forth in this Article are in addition to all rights to which any Director, Officer, employee, agent, trustee, administrator, or other fiduciary may be entitled as a matter of law, and shall continue as to a person who has ceased to be a Director, Officer, employee, agent, trustee, administrator, or other fiduciary, and shall inure to the benefit of the heirs and personal representatives of that person.

Section 6.4.            Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or is or was serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, or other deferred compensation plan, or under any employee welfare benefit plan of the Corporation, against any liability asserted against and incurred by that person in any such capacity, or arising out of that person’s status as such, whether or not the Corporation would have the power or would be required to indemnify that person against that liability under the provisions of this Article or the laws of this State.

Section 6.5.            Certain Persons not to be Indemnified.  Notwithstanding the provisions of this Article, the Corporation may not indemnify any bank, trust company, investment adviser, or actuary against any liability which that entity or person may have by reason of acting as a “fiduciary” of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act, as amended from time to time) established for the benefit of the Corporation’s employees.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1.            Fiscal Year.  The fiscal year of the Corporation shall be such as has been duly designated by the Board of Directors.

Section 7.2.               Notices.

A.                                   Except as otherwise provided by law or these By-Laws, whenever notice is required by law or these By-Laws to be given to any Stockholder, Director, or Officer, it shall be construed to mean either (i) written notice personally served against written receipt at the address that appears for that person on the books of the Corporation, or (ii) written notice transmitted by mail, by depositing the notice in a post office or letter box, in a post-paid sealed wrapper, addressed to the Stockholder, Director, or Officer at the address that appears for that person on the books of the Corporation or, in default of any other address for a Stockholder, Director, or Officer, at the general post office situated in the city or county of his or her residence, which notice shall be deemed to be given at the time it is thus mailed.

B.                                     All notices required by law or these By-Laws shall be given by the Secretary of the Corporation.  If the Secretary is absent or refuses or neglects to act, the notice may be given by any person directed to do so by the President or, with respect to any meeting called pursuant to these By-Laws upon the request of any Stockholders or Directors, by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.

C.                                     Any Stockholder, Director, or Officer may waive any notice required to be given under these By-Laws.

Section 7.3.            General Counsel.  The Board of Directors may appoint a general counsel to have dominion over all matters of legal import concerning the Corporation.  It shall be the duty of the Officers and the Directors to consult from time to time with the general counsel (if one has been appointed), as legal matters arise.  The general counsel shall be given notice of all meetings of the Board of Directors, in the manner provided in Sections 2.5 and 2.6 of the By-Laws, and the general counsel shall be accorded the opportunity to attend those meetings for the purpose of consulting with and advising the Board of Directors on any matters of a legal nature.  The general counsel to the Corporation shall be subject to removal and replacement by the Board of Directors.

Section 7.4.            Corporate Seal.  The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for their custody.  Regardless of whether a seal is adopted by the Board of Directors, whenever the Corporation is required to place its corporate seal on a document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 7.5.            Books and Records.  The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors and of any executive or other committee when exercising any of the powers or authority of the Board of Directors.  The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

Section 7.6.            Bonds.  The Board of Directors may require any Officer, agent, or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with such surety and in such amount as is satisfactory to the Board of Directors.

Section 7.7.            Severability.  The invalidity of any provision of these By-Laws shall not affect the validity of any other provision, and each provision shall be enforced to the extent permitted by law.

Section 7.8.            Gender.  Whenever used in these By-Laws, the masculine gender includes all genders.

ARTICLE VIII
AMENDMENTS

Unless otherwise provided in the Charter of the Corporation, the Stockholders have full power and authority to amend, alter, supplement, or repeal these By-Laws, or any provision of them, at any annual meeting as part of the general business of that meeting, or at any special meeting for which the notice of that special meeting stated the substance of the proposed amendment, alteration, supplement, or repeal.  In addition, and unless otherwise provided in the Charter of the Corporation, the Board of Directors has full power and authority to amend, alter, supplement, or repeat these By-Laws, or any provision of them, at any annual, regular, or special meeting as part of the general business of that meeting.

[Adopted/Revised]: